UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2011

PetMed Express, Inc. (Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1441 S.W. 29th Avenue, Pompano Beach, FL 33069
(Address of principal executive offices) (Zip Code)

(954) 979-5995
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

PetMed Express, Inc. (the “Company”, “we”, or “our”) held its Annual Meeting of Stockholders in Ft. Lauderdale, Florida on July 29, 2011.  Stockholders voted on the following proposals:

1.

To elect five Directors to the Board of Directors for a one-year term expiring in 2012;

2.

To conduct an advisory (non-binding) vote on executive compensation;

3.

To conduct an advisory (non-binding) vote on the frequency of holding an advisory stockholders vote on executive compensation;

4.

To ratify the appointment of McGladrey & Pullen, LLP, as the independent registered public accounting firm for the Company to serve for the 2012 fiscal year.

With a majority of the outstanding shares voting either by proxy or in person, our stockholders approved proposals 1, 2 and 4, and voted “every year” on proposal 3, with voting as follows:

Proposal 1:	For	Abstain/Withhold	Broker Non-Vote

Election of Directors:
Menderes Akdag	15,506.761	199,951	4,456,198
Frank J. Formica	15,356,452	350,260	4,456,198
Gian M. Fulgoni	15,348,947	357,765	4,456,198
Ronald J. Korn	15,351,958	354,754	4,456,198
Robert C. Schweitzer	15,350,264	356,448	4,456,198

Proposal 2:

Approval of the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders (advisory non-binding vote)

Shares For	Shares Against	Abstain	Broker Non-Vote

15,248,243	444,454	14,015	4,456,198

Proposal 3:   Frequency of holding an advisory stockholders vote on executive compensation (advisory non-binding vote)

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes

14,113,012	30,298	1,550,881	11,891	4,456,198

Proposal 4:	For	Abstain/Withhold	Broker Non-Vote

To ratify the appointment of McGladrey & Pullen, LLP, as the independent registered public account firm for the Company to serve for the 2012 fiscal year.	20,011,641	132,353	18,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2011

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer

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